AMENDMENT

TO

SHARE CONTRIBUTION AND PURCHASE AGREEMENT

This AMENDMENT (the “Amendment”) is entered into as of September 5, 2012, by and among the following parties to amend that certain Share Contribution and Purchase Agreement entered into by and among the following parties as of April 21, 2012 (the “Agreement”):

Mr. Guangwen He, the Chairman of HQ Global Education Inc (“HQGE”), whose PRC ID card number is 430124196807081491 and residential address is No. 27 Jingsha Road, Jingnan Village, Lijingpu Town, Ningxiang County, Changsha City, Hunan Province, China;

Ms. Yabin Zhong, the spouse of Mr. He, whose PRC ID card number is 43012419660828144X and residential address is No. 27 Jingsha Road, Jingnan Village, Lijingpu Town, Ningxiang County, Changsha City, Hunan Province, China;

Nicestar International Limited, a company incorporated in the British Virgin Islands with limited liability, whose registered address is 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands;

Global Polytechnic Education Group Limited, a company incorporated in the British Virgin Islands, whose registered address is P.O. Box 3444, Road Town, Tortola, British Virgin Islands;

Certain registered shareholders of HQGE as listed in Schedule 1 and Schedule 2 attached to the Agreement.

NOW THEREFORE, pursuant to Section 17 of the Agreement, the parties agree to amend the Agreement as follows:

1.             Amendment.  Effective as of the date of this Amendment, the Recital C of the Agreement shall be amended and restated in its entirety to read as follows:

“The Selling Shareholders have agreed to sell to the Company, and the Company has agreed to purchase 4,976,000 HQGE Shares on April 23, 2012 and 4,355,500 HQGE Shares to be closed on or before September 5, 2012 or any other date as the Parties agree on, totaling 9,331,500 HQGE Shares (“Sale Shares”), subject to the terms and conditions set out in this Agreement (the “Share Transfers”)”

Effective as of the date of this Amendment, the second paragraph of the Section 3.1 of the Agreement shall be amended and restated in its entirety to read as follows:

“Subject to the satisfaction or waiver of the Conditions set forth in Section 7, on or before September 5, 2012 or any other date as the Parties agree on (the “Second Closing Date”), each Selling Shareholder as set forth on Schedule 2 shall sell to the Company and the Company shall purchase the 4,355,500 HQGE Shares held by such Selling Shareholders as set forth on Schedule 2 at the Purchase Price in cash, free and clear of all liens, claims, Encumbrances and restrictions of any kind whatsoever together with all rights attaching thereto.”

Effective as of the date of this Amendment, the last sentence of the Section 5 of the Agreement shall be amended and restated in its entirety to read as follows:

“In case the Company does not make full payments to the Selling Shareholders as set forth in Schedule 2 on or before September 5, 2012 or any other date as the Parties agree on, the exclusivity stated under Section 5 shall expire upon the choice of the Selling Shareholders.”

Effective as of the date of this Amendment, the Section 8.1.A of the Agreement shall be amended and restated in its entirety to read as follows:

“by either party, if the Closing has not occurred by September 5, 2012 or any other date as the Parties agree on, provided that the terminating party is not in material breach of any of the Transaction Documents”

Effective as of the date of this Amendment, the heading of the Schedule 2 attached to the Agreement shall be amended and restated in its entirety to read as follows:

“NAME LIST OF SELLING SHAREHOLDERS WHO HAVE AGREED TO CLOSE THE TRANSACTION ON OR BEFORE SEPTEMBER 5, 2012 OR ANY OTHER DATE AS THE PARTIES AGREE ON”

2.          Full Force and Effect. Except as amended hereby, the Agreement remains in full force and effect and the terms, covenants and conditions set forth therein are hereby ratified, confirmed and restated as if fully set forth herein.

3.          Counterparts; Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Any signature to this Amendment that is sent by facsimile, PDF file (or other similar imaging software) via electronic mail, or other similar means, shall be considered valid and binding.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

By:
Name: Guangwen He

By:
Name: Yabin Zhong

NICESTAR INTERNATIONAL LIMITED

By:
Name: Guangwen He
Title: Sole Director

GLOBAL POLYTECHNIC EDUCATION GROUP LIMITED

By:
Name: Guangwen He
Title: Director

SELLING SHAREHOLDER:

Name: Wenbiao Song

Address:

No.30, Laoqianggeng Street
Xuanwu District, Beijing, P.R.China

SELLING SHAREHOLDER:

Name: Hansong Liu

Address:

Floor 23, Building B, Beijing Wanda Plaza
No.93, Jianguo Road, Chaoyang District
Beijing, 100022, P.R.China

SELLING SHAREHOLDER:

Name: Saimeng Wang

Address:

Room 1503, Bogong International Center, Building
No.3, Chaowai Street, Chaoyang District
Beijing, 100022, P.R.China

SELLING SHAREHOLDER:

Infinity Wealth Management Limited

By:
Name:
Title:

Address:

Beijing Post Box 100069-2
Beijing, 100069, P.R.China

SELLING SHAREHOLDER:

Name: Jin Hua

Address:

342, No.26, Fengyuan Street
Xigang District, Dalian City
Liaoning Province, P.R.China

SELLING SHAREHOLDER:

Name: Chen Wang

Address:

Floor 21, New Poly Plaza
No.1 Chaoyangmen North Street
Dongcheng District, Beijing, P.R.China

SELLING SHAREHOLDER:

Name: Ming Yang

Address:

Room 525, Beijing Huapu International Plaza
Chaowai Street, Beijing, 100020, P.R.China

SELLING SHAREHOLDER:

Best Olympic Limited

By:
Name:
Title:

Address:

Room 501, Gate 3, Building 16
Hengyitiao Road, Fengtai District,
Beijing, 100078, P.R.China

SELLING SHAREHOLDER:

American First United Investment Group
Limited

By:
Name:
Title:

Address:

Room 42, 4th Floor, New Henry House
10 Ice Street
Central Hong Kong

SELLING SHAREHOLDER:

Name: Hongmei Chen

Address:

Room 1, Floor 11, Unit 1, Building 5
Shifangyuan BL, No.1, Yangfangdian
Beijing, 100038, P.R.China

SELLING SHAREHOLDER:

Greater Dynasty Int'l Financial Holdings
Limited

By:
Name:
Title:

Address:

Room 3902, Office Building, A Tower
Beijing Fortune Donganhuan MDL
Beijing, 100020, P.R.China

SELLING SHAREHOLDER:

Name: Shen Yue

Address:

Rm. 13 Door. 1 Bldg. 12
Fatou Xili BL 1Chaoyang Distr.
Beijing 100023 China

SELLING SHAREHOLDER:

Name: Shangxun Xiong

Address:

Room 902, Building 11, Hexie Yayuan Bl.
No. 8, Wusheng Road (N), Chaoyang District
Beijing 100020 China

SELLING SHAREHOLDER:

Name: Dongping Liu

Address:

Room 402, Unite 1, Building 5, Ciji Honchg
Dangyang City, Hubei Province
444100 China